Exhibit 99.1
SETTLEMENT AGREEMENT
     This Settlement Agreement (this “Agreement”) is entered into as of this 20th day of September, 2006, by and between Premier Exhibitions, Inc. a corporation organized under the laws of the State of Florida and having its principal place of business at 3340 Peachtree Rd NE, Suite 2250, Atlanta, Georgia 30326 (“Premier”) and Sam Tour (USA), Inc., a Delaware Corporation having its principal place of business a 8099 Palomino Drive, Naples, Florida, and JAM Exhibitions, LLC, a Delaware limited liability company with its principal place of business at 207 West Goethe, Chicago, Illinois 60610, and Concert Productions International, Inc. a corporation organized and subsisting under the laws of Barbados having its principal place of business at Palm Court, 28 Pine Road, Belleville, St. Michael, Barbados, (collectively “JAM”).
WHEREAS, on September 7, 2006, Premier terminated (i) that certain April 13, 2005 term sheet by which certain of the parties agreed to jointly present human anatomy exhibitions (the “Term Sheet”) and (ii) that certain August 19, 2005 interim agreement, which amended the parties obligations under the Term Sheet (the “Interim Agreement”);
WHEREAS, JAM disputes that Premier had the right to terminate the Term Sheet and the Interim Agreement, disputes that the Term Sheet or the Interim Agreement was in fact terminated by Premier, and claims that Premier’s alleged termination of the Term Sheet and the Interim Agreement was improper and constituted a material breach of the Term Sheet and the Interim Agreement;
WHEREAS, the parties hereto wish to settle their disputes amicably without resort to litigation; and
WHEREAS the parties desire to work together to jointly present a series of human anatomy exhibitions subject to the terms and conditions of this Agreement.
NOW, THEREFORE in consideration of the mutual covenants and conditions contained in this Agreement the parties hereto agree as follows:
1. The parties shall jointly present nine exhibitions together, rather than twelve, pursuant to the terms and conditions herein. The first five exhibitions were/are: (1) Tampa; (2) New York; (3) Atlanta; (4) Mexico City; and (5) Las Vegas. Seattle will be the sixth exhibition and the already pre-selected European city will be the seventh.
2. In addition to the $1 million already paid by JAM to Premier pursuant to section 11(i) of the Term Sheet, JAM will pay Premier a $500,000 license fee for the Seattle exhibition (number six), a $1,000,000 license fee for exhibition number seven, such moneys to be paid in full on or before the opening of each exhibition and recognizable by Premier upon completion by Premier of the delivery of the exhibitry and specimens to the respective venues. JAM will not be required to pay Premier any license fee for exhibitions eight or nine.

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3. The parties will work in good faith to resolve all outstanding accounting issues no later than two weeks following the execution of this document, provided however, that in the event the parties are in good faith attempting to so resolve these issues, they shall continue to do so until these issues are resolved irrespective of the two week time period. This includes the moneys discussed in section 10 below.
4. JAM acknowledges that Premier only, without JAM, will present exhibitions in Monterrey, Mexico and Miami.
5. Control of moneys:
     A. Subject to a satisfactory settlement of all outstanding accounting issues addressed in section 3 above, JAM will continue to do the accounting for all of the exhibitions. Premier will direct the Tropicana to distribute all moneys from the exhibition directly to JAM.
     B. JAM will issue to Premier a Letter of Credit (the LC Draw) that is payable on or about the normal bi-monthly settlement dates. The amount of the LC draw will be equivalent to an amount that can reasonably be expected to be paid to Premier for the New York and Las Vegas exhibitions. The amount of the LC Draw will be adjusted periodically to more accurately reflect profit distributions. Settlements will be issued in the normal course (bi-monthly) and any amounts owing to Premier, in excess of the LC Draw will be paid to Premier immediately. The LC Draw will be revised to reflect the closing of either or both the Las Vegas and/or New York exhibitions.
     C. All funds attributable to the exhibitions will be segregated in a separate bank account. Any amounts to be remitted in excess of $100,000 must be co-signed by an authorized signatory of both JAM and Premier. Neither party can pay themselves profit share distributions without the approval of the other parties. All operating expenses for the exhibitions shall be paid from this segregated bank account. Premier acknowledges and agrees not to pay such operating expenses directly.
6. JAM’s accounting will be revised so that only expenses incurred in the first six months of an exhibition will count towards Local Costs for the purposes of determining when the Premier share of the profit split increases. These revisions will be made so that the expenses incurred during the extension periods do not artificially inflate the Local Costs (as defined in the Term Sheet), thereby improperly delaying the revenue sharing provisions of section 9 of the Term Sheet which were designed to increasingly favor Premier in the case of a successful exhibition. In other words, expenses will be cash-flowed after the first six months of an exhibition. This will apply to New York, Las Vegas, and any other extended exhibitions.

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7. As soon as reasonably possible, JAM and Premier will conduct a cost analysis of the New York, Las Vegas, and all future exhibitions, and the parties recognize that time is of the essence.
8. Mark Norman, for CPI, and Steve Traxler, for JAM, shall become the representatives for JAM in dealing with Premier in connection with the day-to-day operations of the exhibitions.
9. If Premier has exhibitions available (i.e., not sited or committed) within the two year period which commences on the first day of the ninth exhibition which is promoted by JAM (the Option Period), then JAM will have the option to promote an additional two exhibitions on terms and conditions which are mutually agreeable to JAM and Premier. During the Option Period, JAM would not be allowed to present to Premier more than five individual business plans regarding five different proposed venues for filling the slots of the two option venues. Premier would be obligated to consider, in good faith, the JAM proposals. Should Premier decline the JAM offers, Premier agrees not to site exhibitions in the JAM proposed venues for a period of six months. It is understood however that if Premier can confirm that it has been in communication for considering the venue prior to said offer, then Premier can go forward with the venue with or without JAM without the above six month restriction.
10. As previously agreed, JAM will pay Premier $83,333.34 per month, per exhibition for each month that any exhibition (past or future) that has been extended beyond six months (pro-rated on a daily basis). These moneys will be payable as contemplated in section 3 above.
11. JAM, either as a producer, presenter, proprietor, partner, investor, shareholder, director, officer, employee, principal, agent, advisor, or consultant, and their parents, subsidiaries, affiliates, and principals agree not to compete directly or indirectly with Premier in the presentation of a human anatomy exhibition for a period of one year commencing on the closing of last exhibition presented jointly by JAM and Premier (i.e. whichever exhibition closes to the public last). It is the intention of this provision to preclude not only direct competition but also all forms of indirect competition, such as consultation for a competitive business (i.e. human anatomy exhibition), or any assistance or transmittal of information of any kind or nature whatsoever which would be of any material assistance to a competitive business.
12. Revenue sharing for exhibitions six, seven, eight, and nine will be handled as follows: recoupment, then 50:50 until an amount equal to recoupment, then 70:30 thereafter in favor of Premier. Revenue sharing for the New York and Las Vegas exhibitions, which exhibitions opened in November, 2005 and July, 2006 respectively, began at 50:50 and for New York caps at 70:30 and for Las Vegas caps at 80:20 in favor or Premier). Agreements for each of exhibitions six, seven, eight, and nine will be signed by the parties covering the terms and conditions of each separate exhibition. None of these exhibitions (6, 7, 8, and 9) will be accounted for on a cross-collateralized or “pot” basis.

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13. Any extension of exhibitions 6, 7, 8, or 9 beyond six months will be made on terms acceptable to, and agreed to in writing by all parties.
14. Settlement accounting for exhibitions 1-5 will be performed on a cross-collateralized or “pot” basis, and will be completed on or before February 1, 2007, based on a December 31, 2006 cut off. Further accounting for the New York and Las Vegas exhibitions should be defined and set forth in new agreements as applicable.
15. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.
16. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and assigns, but shall not confer, expressly or by implication, any rights or remedies upon any other party.
17. Intentionally Omitted
18. All notices required to be given under the terms of this Agreement shall be in writing (including Email and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such email or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by a nationally recognized overnight delivery service or certified or registered air mail, return receipt requested, as follows:
     If to JAM, addressed to:
JAM Exhibitions LLC 207 West Goethe, Chicago, Illinois 60610 Attention: Arny Granat Email Address: arnyg@jamusa.com

WITH A COPY TO

DLA Piper US LLP 203 N. LaSalle Street, Suite 1900 Chicago, Illinois, 60601 Attn: William A. Rudnick Email Address: William.rudnick@DLAPiper.com
     If to CPI, addressed to:
CPI Entertainment Rights Inc.

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Palm Court, 28 Pine Road Belleville, St. Michael Barbados Attention: John Perkins, President Email address: johnperkins@strategy.bb Fax No.: (246) 429-5143

WITH A COPY TO:

CPI Canada Management Inc. Alcorn Avenue, Suite 304 Toronto, Ontario Canada M4V 3A9 Attention: Gary Moss, Chief Operating Officer Email address: gmoss@CPIcanada.ca Fax No.: (416) 922-1498
     If to Premier, addressed to:
Premier Exhibitions, Inc. 3340 Peachtree Rd. NE Suite 2250 Atlanta, GA 30326 Attention: Arnie Geller, President Email address: ageller@prxi.com Fax No.: (404) 842-2626

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WITH A COPY TO:

Mr. Brian Wainger 281 Independence Boulevard, Suite 440 Virginia Beach, VA 23462 Email address: bwainger@prxi.com Fax No.: 757-257-0380
All such notices shall be effective upon the delivery thereof to the addressee in person or via nationally recognized overnight delivery service or email or facsimile with documentary evidence of delivery. Any party may change their respective addresses and fax numbers by giving notice as herein provided.
19. This Agreement is not assignable, except by the prior written consent of all parties.
20. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.
21. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
22. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement (“Force Majeure”) the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible, the parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.
23. The parties agree, except as may be required by law, to use their reasonable efforts not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, the parties shall use reasonable efforts not to disclose to anyone for any reason, without the prior written consent of the other, any proprietary or strategic information, marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.
24. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between the parties except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.

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25. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.
     IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal as of the day and year first above written.

PREMIER EXHIBITIONS, INC.

By:

Its:

JAM EXHIBITIONS, LLC

By:

Its:

SAM TOUR (USA), INC.

By:

Its:

CONCERT PRODUCTIONS INTERNATIONAL, INC.

By:

Its:

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